Exhibit 99.1

Investor Contact	1600 Tysons Boulevard, Suite 1000
Ian Weissman	McLean, VA 22102
+ 1 703 584 7441	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Fourth Quarter and Full Year 2017 Results

MCLEAN, VA (March 1, 2018) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the fourth quarter and full year ended December 31, 2017. Highlights include:

Fourth Quarter 2017 Highlights

•

Comparable RevPAR was $159.50, an increase of 1.7% on a Pro-forma basis from the same period in 2016; excluding the effect of hurricanes on Key West hotels, Comparable RevPAR increased 2.4% from the same period in 2016;

•	Net income was $61 million and net income attributable to stockholders was $60 million;
•	Adjusted EBITDA was $180 million;
•	Adjusted FFO attributable to stockholders was $145 million;
•	Diluted earnings per share was $0.28;
•	Diluted Adjusted FFO per share was $0.68; and
•	Comparable Hotel Adjusted EBITDA margin was 27.8%, an increase of 70 bps on a Pro-forma basis from the same period in 2016.

Full Year 2017 Highlights

•

Comparable RevPAR was $163.49, an increase of 0.7% on a Pro-forma basis from the same period in 2016; excluding the effect of hurricanes on Key West hotels, Comparable RevPAR increased 0.9% from the same period in 2016;

•	Net income was $2,631 million and net income attributable to stockholders was $2,625 million;
•	Adjusted EBITDA was $757 million;
•	Adjusted FFO attributable to stockholders was $596 million;
•	Diluted earnings per share was $12.21;
•	Diluted Adjusted FFO per share was $2.78; and
•	Comparable Hotel Adjusted EBITDA margin was 28.1%, a decrease of 20 bps on a Pro-forma basis from the same period in 2016.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “I’m incredibly proud of our team and our accomplishments in our first year as an independent company. We’ve made great strides in closing the margin gap with our peers, returned nearly $1 billion in cash and stock dividends to stockholders and have made tremendous progress on our capital recycling program through the sale of 12 non-core hotels for gross proceeds of $379 million. We remain encouraged by the most recent economic data and improved business sentiment as we move into 2018, which we believe will translate into stronger operating fundamentals over the next 12 months.”

Selected Statistical and Financial Information
(unaudited, dollars in millions, except per share data, Comparable RevPAR and Comparable ADR)

	Three Months Ended December 31,				Year Ended December 31,
	2017	2016	Change		2017	2016	Change
Comparable RevPAR(1)(2)	$159.50	$156.85	1.7%		$163.49	$162.30	0.7%
Comparable Occupancy(1)(2)	78.7%	78.3%	0.4	% pts	81.1%	81.3%	(0.2	)% pts
Comparable ADR(1)(2)	$202.57	$200.40	1.1%		$201.56	$199.70	0.9%

Net income(3)	$61	$17	NM(4)		$2,631	$139	NM(4)
Net income attributable to stockholders(3)	$60	$17	NM(4)		$2,625	$133	NM(4)

Adjusted EBITDA(1)	$180	$186	(3.2)%		$757	$764	(0.9)%
Comparable Hotel Adjusted EBITDA(1)(2)	$175	$166	5.4%		$709	$702	1.0%
Comparable Hotel Adjusted EBITDA margin(1)(2)	27.8%	27.1%	70	bps	28.1%	28.3%	(20	) bps
Adjusted FFO attributable to stockholders(1)	$145	$140	3.6%		$596	$586	1.7%

Earnings per share - Diluted(3)(5)	$0.28	$0.09			$12.21	$0.67
Adjusted FFO per share - Diluted(1)(5)	$0.68	$0.72			$2.78	$2.97
Weighted average shares outstanding - Diluted	215	198			214	198

(1)	For 2016, amounts are calculated on a Pro-forma basis.
(2)	Excludes unconsolidated joint ventures.
(3)

Includes net deferred tax expense of $9 million and net deferred tax benefit of $2,347 million recognized for the quarter and year ended December 31, 2017, respectively, from the derecognition and remeasurement of deferred tax liabilities associated with Park’s intent to be taxed as a REIT.

(4)	Percentage change is not meaningful.
(5)

For 2016, per share amounts were calculated using the number of shares of common stock outstanding upon the completion of Park’s spin-off from Hilton Worldwide Holdings Inc. Per share amounts are calculated based on unrounded numbers and are calculated independently for each period presented; therefore, the sum of the quarterly per share amounts do not equal the per share amounts for the full year.

Hurricanes Irma and Maria

Hurricanes Irma and Maria caused damage and disruption at certain of Park’s hotels located in Florida and Puerto Rico in September 2017. The majority of Park’s hotels in Florida sustained minor damage and remained open, while its two hotels in Key West, the Casa Marina, a Waldorf Astoria Resort and The Reach, a Waldorf Astoria Resort, sustained moderate damage and disruption and were closed for several weeks. Additionally, Park’s hotel in Puerto Rico, the Caribe Hilton, sustained significant damage and currently remains closed. Park recognized total casualty losses, net of $16 million for the year ended December 31, 2017, which represent losses up to the amount of its deductibles. Park expects the Caribe Hilton in Puerto Rico to remain closed for almost all of 2018; therefore, the results of operations of that property are presented as non-comparable. Park expects that insurance proceeds, excluding any applicable insurance deductibles, will be sufficient to cover a significant portion of the property damage to the hotels and the near-term loss of business. Park received $2 million of insurance proceeds in the fourth quarter of 2017 and $16 million in January 2018 for both Key West hotels and the Caribe Hilton.

Dispositions

In January 2018, Park sold the Hilton Rotterdam for a sales price of approximately $62 million. In February 2018, Park sold 11 hotels, including a portfolio of three Embassy Suites hotels (Embassy Suites by Hilton Kansas City Overland Park, Embassy Suites by Hilton San Rafael Marin County and Embassy Suites by Hilton Atlanta Perimeter Center) for an aggregate sales price of approximately $96 million, a portfolio of seven hotels located in the United Kingdom (Hilton Blackpool, Hilton Belfast, Hilton London Angel Islington, Hilton Edinburgh Grosvenor, Hilton Coylumbridge, Hilton Bath City and Hilton Milton Keynes) for an aggregate sales price of approximately $189 million and the Hilton Durban for a sales price of $33 million. When adjusted for Park’s anticipated capital expenditures of $132 million for the 12 hotels, the proceeds represent a 5.5%

capitalization rate on the portfolio’s 2017 net operating income (7.4% excluding capex), or 15.3x the portfolio’s 2017 EBITDA (11.3x excluding capex).

Total Consolidated Comparable Hotels

Comparable RevPAR increased 1.7% for the quarter and 0.7% for the year, on a Pro-forma basis, due to a 0.4% pts increase in occupancy during the quarter, as well as a 1.1% and 0.9% increase in rate, respectively, as compared to the same periods in 2016. Group rooms revenue increased 1.0% for the quarter and 0.6% for the full year and transient rooms revenue increased 1.6% for the quarter and 0.1% for the full year. Highlights across comparable hotels and Park’s markets include:

•	Hawaii: RevPAR growth was 3.3% for the quarter and 2.9% for the year due to increases of 20.7% and 10.7% in group revenue, respectively, and increases in rate during both the quarter and year;
•

Northern California: RevPAR growth was 1.8% for the quarter, attributable to increased demand at the DoubleTree Hotel Sonoma Wine Country from the October 2017 wildfires in the area, despite a decline in RevPAR at Park’s two San Francisco hotels of 1.2% for the quarter due to renovations at Hilton San Francisco Union Square. RevPAR for the year declined 0.9%, from decreases in both rate and occupancy attributable to the closure of the Moscone Convention Center for half of 2017 coupled with the Super Bowl taking place in San Francisco in February 2016, and renovations at Hilton San Francisco Union Square in the second half of 2017; and

•

Florida: RevPAR growth was 5.5% for the quarter and 2.7% for the year, primarily attributable to combined RevPAR growth at Hilton Orlando Bonnet Creek and Waldorf Astoria Orlando of 13.0% during the quarter from increases in group and transient demand. The Orlando area hotels and the Miami hotel saw RevPAR growth for the year due to strong transient business and guests displaced by hurricanes, slightly offset by the hurricane disruption at Park’s two Key West hotels.

Top 10 Hotels

RevPAR for Park’s Top 10 Hotels, which accounts for approximately 65% of Hotel Adjusted EBITDA for the year, increased 0.3% for the quarter and declined 0.7% for the year, on a Pro-forma basis, due to decreases in occupancy for both periods and increases and decreases in rate, respectively, as compared to the same periods in 2016. Highlights within the Top 10 Hotels include:

•

Hilton Hawaiian Village Beach Resort: RevPAR growth was 3.3% for the quarter and 2.9% for the year due to increases of 20.7% and 10.7% in group revenue, respectively, and increases in rate during both the quarter and year;

•	New York Hilton Midtown: RevPAR declined 0.7% for the quarter and 2.8% for the year, due to increased supply in the market, coupled with disruption from renovations earlier in the year;
•

Hilton San Francisco Union Square / Parc 55 San Francisco – a Hilton Hotel: Combined RevPAR declined 1.2% for the quarter due to renovations at the Hilton San Francisco Union Square, offset slightly by increased transient demand at Parc 55 San Francisco. Combined RevPAR declined 3.3% for the year due to the closure of the Moscone Convention Center for half of 2017 coupled with the Super Bowl taking place in San Francisco in February 2016, and renovations at Hilton San Francisco Union Square;

•

Hilton Waikoloa Village: RevPAR grew 0.3% for the quarter and declined 0.9% for the year, due in part to the delayed transfer of the first phase of rooms to Hilton Grand Vacations (“HGV”), which affected the ability to market for group business;

•	Hilton New Orleans Riverside: RevPAR declined 2.2% for the quarter and 2.5% for the year, due to the effects of hurricanes coupled with a decrease in group business;
•

Hilton Chicago: RevPAR declined 6.1% for the quarter and 1.4% for the year, from decreased rate due to a decrease in transient and group business which was driven by weak market demand and increased supply;

•

Hilton Orlando Bonnet Creek / Waldorf Astoria Orlando: Combined RevPAR growth was 13.0% for the quarter primarily from increases in transient and group demand and guests displaced by the hurricanes, and combined RevPAR growth was 6.2% for the year, due to strong transient business; and

•	Casa Marina, A Waldorf Astoria Resort: RevPAR declined 19.6% for the quarter and 8.3% for the year, from the effects of Hurricane Irma.

Balance Sheet and Liquidity

Park had the following debt outstanding as of December 31, 2017:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate(1)	Maturity Date	As of December 31, 2017
Fixed Rate Debt
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	$12
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	The Fess Parker Santa Barbara Hotel - a DoubleTree Resort	4.17%	December 2026	165
Total Fixed Rate Debt(2)				$2,177

Variable Rate Debt
Revolving credit facility(3)	Unsecured	L + 1.50%	December 2021(4)	$-
Term loan	Unsecured	L + 1.45%	December 2021	750
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(4)	30
Total Variable Rate Debt				$780

(1)	The weighted average interest rate of Park’s total debt outstanding is 3.9%. The weighted average interest rate of Park’s fixed rate debt outstanding is 4.2%.
(2)	Excludes $16 million of capital lease obligations.
(3)	$1 billion available.
(4)	Assumes the exercise of all extensions that are exercisable solely at Park’s option.

In December 2017, Park repaid in full its $55 million unsecured notes, which had an interest rate of 7.5%. Total cash and cash equivalents were $379 million as of December 31, 2017, including $15 million of restricted cash.

Capital Investments

Park invested $181 million in 2017 on capital improvements at its hotels, including $134 million on improvements made to guest rooms, lobbies and other guest-facing areas. Key projects include:

•	Hilton San Francisco Union Square: $25 million primarily on rooms and suites renovations;
•	New York Hilton Midtown: $20 million primarily on rooms, suites and meeting space renovations;
•	Hilton Hawaiian Village Beach Resort: $11 million primarily on fitness center expansion and structural renovations; and
•	Hilton Sao Paulo Morumbi: $12 million primarily on guest room and corridor renovations.

Dividends

Park declared a fourth quarter 2017 cash dividend of $0.55 per share to stockholders of record as of December 29, 2017. The fourth quarter 2017 cash dividend was paid on January 16, 2018.

On February 23, 2018, Park declared a first quarter 2018 cash dividend of $0.43 per share to be paid on April 16, 2018 to stockholders of record as of March 30, 2018. All future dividends are subject to approval by Park’s Board of Directors.

Full Year 2018 Outlook

Park expects the full year 2018 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts)
	2018 Outlook
	as of March 1, 2018
Metric	Low		High
Comparable RevPAR Growth	0.0%		2.0%

Net income	$232		$266
Net income attributable to stockholders	$227		$260
Diluted earnings per share(1)	$1.05		$1.20

Adjusted EBITDA	$705		$745
Comparable Hotel Adjusted EBITDA margin change	(80)	bps	20	bps
Adjusted FFO per share - Diluted (1)	$2.59		$2.75

(1)	Per share amounts are calculated based on unrounded numbers.

Full year 2018 guidance is based in part on the following assumptions:

•	General and administrative expenses are projected to be $44 million, excluding $17 million of non-cash share-based compensation expense and $5 million of transition costs;
•	Fully diluted weighted average shares are expected to be 215.5 million;
•

Due to the transfer of a significant number of rooms at the Hilton Waikoloa Village to Hilton Grand Vacations in 2017, and because the Caribe Hilton is expected to be closed most of the year, the results from these hotels will be excluded from Park’s comparable results in 2018;

•	Includes the anticipated receipt of $26 million of business interruption proceeds for hotels that were affected by Hurricanes Irma and Maria; and
•	Excludes potential future acquisitions and dispositions, which could result in a material change to Park’s outlook.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss fourth quarter and full year 2017 results on March 2, 2018 beginning at 10:00 a.m. Eastern Time.

Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally, and requesting Park Hotels & Resorts’ Fourth Quarter and Full Year 2017 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Annual Stockholders Meeting

Park will host its 2018 Annual Stockholders Meeting on Friday, April 27, 2018 at 11:30 am ET at 1775 Tysons Boulevard, Tysons, Virginia. Park’s Board of Directors has established the close of business on March 15, 2018 as the record date for determining those stockholders that are entitled to vote at the 2018 Annual Stockholders Meeting.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2017, as such factors may be updated from time to time in Park’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including NAREIT FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

Pro-Forma Financial Information

Certain financial measures and other information have been adjusted for Park’s historical debt and related balances and interest expense to give the net effect to financing transactions that were completed prior to Park’s spin-off from Hilton Worldwide Holdings Inc., incremental fees based on the terms of the post spin-off management agreements, adjustments to income tax expense based on Park’s post spin-off REIT tax structure, the removal of costs incurred related to the spin-off and the establishment of Park as a separate public company and the estimated excise taxes on certain REIT leases. Further adjustments have been made to reflect the effects of hotels disposed of or acquired during the periods presented. When presenting such information, the amounts are identified as “Pro-forma.”

About Park

Park is a leading lodging REIT with a diverse portfolio of hotels and resorts with significant underlying real estate value. Park’s portfolio consists of 55 premium-branded hotels and resorts with over 32,000 rooms located in prime United States and international markets with high barriers to entry.

PARK HOTELS & RESORTS INC.

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)

	December 31,	December 31,
	2017	2016
ASSETS
Property and equipment, net	$8,311	$8,541
Assets held for sale, net	37	—
Investments in affiliates	84	81
Goodwill	606	604
Intangibles, net	41	44
Cash and cash equivalents	364	337
Restricted cash	15	13
Accounts receivable, net	125	130
Prepaid expenses	48	58
Other assets	83	26
TOTAL ASSETS	$9,714	$9,834
LIABILITIES AND EQUITY
Liabilities
Debt	$2,961	$3,012
Accounts payable and accrued expenses	215	167
Due to hotel manager	141	91
Due to Hilton Grand Vacations	138	210
Deferred income tax liabilities	65	2,437
Other liabilities	232	94
Total liabilities	3,752	6,011
Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 214,873,778 shares issued and 214,845,244 shares outstanding as of December 31, 2017	2	—
Additional paid-in capital	3,825	—
Retained earnings	2,229	—
Accumulated other comprehensive loss	(45)	(67)
Net Parent investment	—	3,939
Total stockholders' equity	6,011	3,872
Noncontrolling interests	(49)	(49)
Total equity	5,962	3,823
TOTAL LIABILITIES AND EQUITY	$9,714	$9,834

PARK HOTELS & RESORTS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues
Rooms	$433	$434	$1,794	$1,795
Food and beverage	187	183	739	719
Ancillary hotel	49	47	194	190
Other	17	6	64	23
Total revenues	686	670	2,791	2,727

Operating expenses
Rooms	115	114	466	464
Food and beverage	128	128	511	503
Other departmental and support	164	167	671	665
Other property-level	43	46	187	181
Management and franchise fees	34	18	141	91
Casualty and impairment loss, net	26	—	26	15
Depreciation and amortization	71	80	288	300
Corporate general and administrative	23	26	68	71
Other	18	4	63	19
Total expenses	622	583	2,421	2,309

Gain on sale of assets, net	1	—	1	1

Operating income	65	87	371	419

Interest income	—	1	2	2
Interest expense	(31)	(40)	(124)	(181)
Equity in earnings from investments in affiliates	22	(13)	40	3
Gain (loss) on foreign currency transactions	—	3	(4)	3
Other gain (loss), net	3	(18)	—	(25)

Income before income taxes	59	20	285	221
Income tax benefit (expense)	2	(3)	2,346	(82)

Net income	61	17	2,631	139
Net income attributable to noncontrolling interests	(1)	—	(6)	(6)
Net income attributable to stockholders	$60	$17	$2,625	$133

Earnings per share:
Earnings per share - Basic	$0.28	$0.09	$12.38	$0.67
Earnings per share - Diluted	$0.28	$0.09	$12.21	$0.67

Weighted average shares outstanding - Basic	214	198	211	198
Weighted average shares outstanding - Diluted	215	198	214	198

Dividends declared per common share	$0.55	$—	$1.84	$—

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA, ADJUSTED EBITDA AND PRO-FORMA ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$61	$17	$2,631	$139
Depreciation and amortization expense	71	80	288	300
Interest income	—	(1)	(2)	(2)
Interest expense	31	40	124	181
Income tax (benefit) expense	(2)	3	(2,346)	82
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	6	5	24	24
EBITDA	167	144	719	724
Gain on sales of assets, net	(1)	—	(1)	(1)
(Gain) loss on foreign currency transactions	—	(3)	4	(3)
Transition costs	4	26	9	26
Transaction costs	2	—	2	—
Severance costs	1	—	1	—
Share-based compensation expense	4	—	14	—
Casualty and impairment loss, net	24	—	26	15
Impairment loss included in equity in earnings from investments in affiliates	—	17	—	17
Other items(1)	(21)	16	(17)	36
Adjusted EBITDA	180	200	757	814
Less: Adjusted EBITDA from hotels disposed of	—	—	—	(1)
Less: Spin-off adjustments(2)	—	(14)	—	(49)
Pro-forma Adjusted EBITDA	$180	$186	$757	$764

(1)

For 2017, includes $18 million of distributions received from investments in affiliates in excess of the investment balance that were included within Equity in earnings from investments in affiliates in the consolidated statements of comprehensive income. For 2016, includes $19 million of deferred financing costs expensed in connection with the extinguishment of CMBS debt.

(2)	Includes adjustments for incremental fees based on the terms of the post spin-off management agreements and estimated non-income taxes on certain REIT leases.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA COMPARABLE HOTEL ADJUSTED EBITDA AND PRO-FORMA COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Pro-forma Adjusted EBITDA	$180	$186	$757	$764
Less: Adjusted EBITDA from investments in affiliates	10	10	45	44
Less: All other(1)	(12)	(3)	(46)	(34)
Pro-forma Hotel Adjusted EBITDA	182	179	758	754
Less: Non-comparable hotels	7	13	49	52
Pro-forma Comparable Hotel Adjusted EBITDA	$175	$166	$709	$702

(1) Includes EBITDA from Park's laundry business, services provided to HGV, estimated non-income taxes on certain REIT leases and certain corporate general and administrative expenses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Total Revenues	$686	$670	$2,791	$2,727
Less: Other revenues	17	6	64	23
Less: Non-comparable hotels(1)	38	53	201	225
Pro-forma Comparable Hotel Revenue	$631	$611	$2,526	$2,479

(1) Includes revenues from Park's non-comparable hotels and rental revenues from office space and antenna leases.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Pro-forma Comparable Hotel Revenue	$631	$611	$2,526	$2,479
Pro-forma Comparable Hotel Adjusted EBITDA	$175	$166	$709	$702
Pro-forma Comparable Hotel Adjusted EBITDA margin	27.8%	27.1%	28.1%	28.3%

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO, ADJUSTED FFO AND PRO-FORMA ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income attributable to stockholders	$60	$17	$2,625	$133
Depreciation and amortization expense	71	80	288	300
Depreciation and amortization expense attributable to noncontrolling interests	—	—	(3)	(3)
Gain on sale of assets, net	(1)	—	(1)	(1)
Impairment loss	10	—	10	15
Equity investment adjustments:
Equity in earnings from investments in affiliates	(22)	13	(40)	(3)
Pro rata FFO of investments in affiliates	26	6	52	35
NAREIT FFO attributable to stockholders	144	116	2,931	476
(Gain) loss on foreign currency transactions	—	(3)	4	(3)
Transition costs	4	15	9	26
Transaction costs	2	—	2	—
Severance costs	1	—	1	—
Share-based compensation expense	4	—	14	—
Casualty loss, net	14	—	16	—
Other items(1)	(24)	17	(2,381)	23
Adjusted FFO attributable to stockholders	145	145	596	522
Less: Adjusted FFO from hotels disposed of	—	—	—	(1)
Less: Spin-off adjustments(2)	—	(5)	—	65
Pro-forma Adjusted FFO attributable to stockholders	$145	$140	$596	$586

NAREIT FFO per share - Diluted(3)	$0.67	$0.59	$13.67	$2.41
Adjusted FFO per share - Diluted(3)(4)	$0.68	$0.72	$2.78	$2.97
Weighted average shares outstanding - Diluted	215	198	214	198

(1)

For 2017, includes $18 million in distributions received from investments in affiliates in December 2017, net of $7 million of income tax expense, an income tax benefit of $25 million associated with the revaluation of our deferred tax assets and liabilities related to the reduction of the corporate tax rate to 21% as a result of the enactment of the Tax Cuts and Jobs Act and net deferred tax expense of $9 million and net deferred tax benefit of $2,347 million recognized for the three months and year ended December 31, 2017, respectively, associated with Park’s intent to be taxed as a REIT. For 2016, includes costs incurred and accelerated amortization of deferred financing fees on extinguished debt. For 2016 and 2015, represents costs incurred and accelerated amortization of deferred financing fees on extinguished debt.

(2)

Includes adjustments for Park’s historical debt and related balances and interest expense to give the net effect to financing transactions that were completed prior to spin-off, incremental fees based on the terms of the post spin-off management agreements, adjustments to income tax expense based on Park’s post spin-off REIT tax structure and estimated non-income taxes on certain REIT leases.

(3)

For 2016, per share amounts were calculated using the number of shares of common stock outstanding upon the completion of the spin-off. Per share amounts are calculated based on unrounded numbers and are calculated independently for each period presented; therefore, the sum of the quarterly FFO does not equal the FFO for the full year.

(4)	For 2016, amounts are calculated on a Pro-forma basis.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2018 OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Year Ending
	December 31, 2018
	Low Case	High Case
Net income	$232	$266
Depreciation and amortization expense	292	292
Interest income	(2)	(2)
Interest expense	123	125
Income tax expense	8	12
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	29	29
EBITDA	682	722
Transition costs	5	5
Share-based compensation expense	17	17
Other items	1	1
Adjusted EBITDA	$705	$745

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2018 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share amounts)

	Year Ending
	December 31, 2018
	Low Case	High Case
Net income attributable to stockholders	$227	$260
Depreciation and amortization expense	288	288
Equity investment adjustments:
Equity in earnings from investments in affiliates	(18)	(18)
Pro rata FFO of equity investments	39	39
NAREIT FFO attributable to stockholders	536	569
Transition costs	5	5
Share-based compensation expense	17	17
Other items	1	1
Adjusted FFO attributable to stockholders	$559	$592
Adjusted FFO per share - Diluted(1)	$2.59	$2.75
Weighted average diluted shares outstanding	215.5	215.5

(1)     Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Gains or losses on foreign currency transactions;
•	Transition costs related to the Company’s establishment as an independent, publicly traded company;
•	Transaction costs associated with the potential acquisition or disposition of hotels;
•	Severance costs;
•	Share-based compensation expense;
•	Casualty and impairment losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, including both comparable and non-comparable hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (I) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

NAREIT FFO attributable to stockholders, Adjusted FFO attributable to stockholders NAREIT FFO per share - diluted and Adjusted FFO per share - diluted

NAREIT FFO attributable to stockholders and NAREIT FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes NAREIT FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently. The Company calculates NAREIT FFO per diluted share as NAREIT FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts NAREIT FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Gains or losses on foreign currency transactions;
•	Transition costs related to the Company’s establishment as an independent, publicly traded company;
•	Transaction costs associated with the potential acquisition or disposition of hotels;
•	Severance costs;
•	Share-based compensation expense;
•	Casualty losses;
•	Litigation gains and losses outside the ordinary course of business; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) is calculated by dividing rooms revenue by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.

Comparable Hotels

The Company presents certain data for its hotels on a comparable hotel basis as supplemental information for investors. The Company defines its comparable hotels as those that: (i) were active and operating in its system since January 1st of the previous year; and (ii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its comparable hotels. Of the 58 hotels that are consolidated as of December 31, 2017, 55 hotels have been classified as comparable hotels. Due to the conversion, or planned conversions, of a significant number of rooms at the Hilton Waikoloa Village in 2017 and Embassy Suites Washington DC Georgetown in 2016 to HGV timeshare units, and due to the effects of the hurricane at the Caribe Hilton in Puerto Rico and the expected continued effects from business interruption in 2018, the results from these properties were excluded from comparable hotels. The Company’s comparable hotels as of December 31, 2016 also exclude the DoubleTree Hotel Missoula/Edgewater and the Hilton Templepatrick Hotel & Country Club, as these hotels were not retained by the Company as part of the spin-off from Hilton Worldwide Holdings Inc.